--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 30                                                  PAGE # 1
DETERMINATION: 10-Mar-99                                       Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 6/15/99 13:47

                     CLASS A 6.61% ASSET BACKED CERTIFICATES
                     CLASS B 6.76% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL      BEG PRINCIPAL        PRINCIPAL        INTEREST           TOTAL          END PRINCIPAL
       CLASS               BALANCE             BALANCE         DISTRIBUTION     DISTRIBUTION      DISTRIBUTION         BALANCE
----------------------------------------------------------------------------------------------------------------------------------
         A            $1,478,422,107.71    $443,336,601.53    $25,652,824.12    $2,442,045.78    $28,094,869.90    $417,683,777.41
         B               $45,725,000.00     $13,711,622.67       $793,396.81       $77,242.14       $870,638.95     $12,918,225.86


----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS    $1,524,147,107.71    $457,048,224.20    $26,446,220.93    $2,519,287.92    $28,965,508.85    $430,602,003.27
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                           PRINCIPAL          INTEREST         END PRINCIPAL
       CLASS             DISTRIBUTION       DISTRIBUTION          BALANCE
----------------------------------------------------------------------------
         A               17.35148845         1.65179198         282.51997534
----------------------------------------------------------------------------
         B               17.35148846         1.68927589         282.51997507
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Certificate Totals       17.35148845         1.65291651        282.51997533
----------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247


(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 30                                                  PAGE # 2
DETERMINATION: 10-Mar-99                                       Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 6/15/99 13:47

                                                                                                              per $1000
                                                                                                              ---------
Section 5.8 (iii)   Servicing Fee                                                        $380,873.52          .24989289

------------------------------------------------------------------------------------------------------------------------------------
Class                 Principal       Interest         Total       Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
  A                 $25,652,824.12  $2,442,045.78  $28,094,869.90       17.35148845          1.65179198            19.00328043
  B                    $793,396.81     $77,242.14     $870,638.95       17.35148846          1.68927589            19.04076435

------------------------------------------------------------------------------------------------------------------------------------
Total               $26,446,220.93  $2,519,287.92  $28,965,508.85       17.35148845          1.65291651            19.00440496
------------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (v)     Pool Balance at the end of the Collection Period                     $430,602,003.27

Section 5.8 (vi)    Aggregate Net Losses for Collection Period                               $296,154.17

Section 5.8 (vii)   Carryover Shortfall for Collection Period
                                                  Class A Interest                                     -
                                                  Class B Interest                                     -
                                                  Class A Principal                                    -
                                                  Class B Principal                                    -
                                                    TOTAL                                              -


Section 5.8 (viii)  Reserve Account Balance after Disbursement                            $13,994,565.11

Section 5.8 (ix)    Specified Reserve Account Balance                                     $13,994,565.11

Section 5.8 (x)     Repurchase Amounts for Repurchased Receivables
                                                  Seller                                           $0.00
                                                  Servicer                                   $274,670.13
                                                    TOTAL                                    $274,670.13

Section 5.8 (xi)    Advance Summary for Collection Period
                                  Unreimbursed Advances for Period                        $ 4,403,053.78
                                  Unreimbursed Advances for Previous Period               $ 4,227,676.10
                                  Change from Previous Period                               $ 175,377.68

                                 Reimbursed Advance from Collections                         $509,581.56
                                 Reimbursed Advance from Liquidation Proceeds                 $17,256.73
                                 Reimbursed Advance from Reserve Account Withdrawals                 $ -


(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------